UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 3, 2011 (December 31, 2010)

COVER-ALL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13124	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In June 2005, Cover-All Technologies Inc., a Delaware corporation (the “Company”), adopted the 2005 Stock Incentive Plan (the “Plan”).  Under the Plan, options and stock awards for the purchase of up to 5,000,000 shares may be granted by the Company’s board of directors (the “Board”) to the Company’s employees and consultants at an exercise or grant price determined by the Board on the date of grant.  Options may be granted as incentive or nonqualified stock options with a term of not more than ten years.  The Plan allows the Board to grant restricted or unrestricted stock awards or awards denominated in stock equivalent units, securities or debenture convertible into common stock, or any securities, in cash, or in a combination of common stock or other securities and cash.  The Plan was amended and restated as of May 9, 2006 in order to clarify the exercise period following termination of employment for Good Cause set forth in Section V(g) of the Plan.  On March 25, 2008, the Plan was further amended and restated in order to make the Company’s directors who are not employees of the Company eligible participants under the Plan (the Plan, as amended and restated, the “Amended and Restated Plan”).

On December 31, 2010, the Board adopted Amendment No. 1 to the Amended and Restated Plan.  Amendment No. 1 amends the Amended and Restated Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.  A copy of Amendment No. 1 is attached hereto as Exhibit 10(c)(21), which is incorporated herein by reference.

The above summary of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10(c)(18) to the Company’s Form 8-K filed on March 27, 2008, and the full text of Amendment No. 1, a copy of which is attached hereto as Exhibit 10(c)(21).

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

10(c)(21)

Amendment No. 1 to Amended and Restated 2005 Stock Incentive Plan.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

By:  /s/ Ann Massey

Ann Massey, Chief Financial Officer

Date:  January 3, 2011

Index to Exhibits

Exhibit No.	Description
Exhibit 10(c)(21)	Amendment No. 1 to Amended and Restated 2005 Stock Incentive Plan.